As filed with the U.S. Securities and Exchange Commission on June 9, 2021

Registration No. 333-255266

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

PRE-EFFECTIVE AMENDMENT NO. 4

TO

FORM S-1

REGISTRATION STATEMENT

Under

The Securities Act of 1933

GROVE, INC.
(Exact name of Registrant as specified in its charter)

Nevada	5900	83-3378978
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

1710 Whitney Mesa Drive
Henderson, NV 89014
(701) 353-5425

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

Andrew J. Norstrud

Chief Financial Officer

1710 Whitney Mesa Drive
Henderson, NV 89014

(701) 353-5425

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Please send copies of all communications to:

Mark Lee, Esq. Greenberg Traurig, LLP 1201 K Street, Suite 110 Sacramento, CA 95814 Tel: (916) 868-0630 Fax: (916) 448-1709	Ross Carmel, Esq. Philip Magri, Esq. Carmel, Milazzo & Feil LLP 55 W 38th Street, 18th Floor New York, NY 10018 Tel: (212)-658-0458 Fax: (646)-838-1314

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act of 1933, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the Registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer”, “accelerated filer”, “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act:

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the Registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee(3)

Common Stock, par value $0.001 per share (2)(3)	$13,915,000.00	$1,518.13
Underwriters’ Warrants to purchase Common Stock (4)	--	--
Shares of Common Stock, issuable upon the exercise of the Underwriters’ Warrants (5)	1,085,000.00	118.37
Total	$15,000,000.00	1,636.50

__________

(1)	Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”)
(2)

Pursuant to Rule 416, the securities being registered hereunder include such indeterminate number of additional securities as may be issued after the date hereof as a result of stock splits, stock dividends or similar transactions.

(3)	Includes shares which may be issued upon exercise of a 45-day option granted to the underwriters to cover over-allotments, if any
(4)

In accordance with Rule 457(g) under the Securities Act, because the shares of the Registrant’s Common Stock underlying the Underwriters’ Warrants are registered hereby, no separate registration fee is required with respect to the warrants.

(5)

Pursuant to Rule 457(g) under the Securities Act, the registration fee is determined pursuant to the price at which a share subject to the Underwriters’ Warrants may be exercised, which is equal to 125% of the public offering price per share.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until this Registration Statement shall become effective on such date as the U.S. Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

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EXPLANATORY NOTE

This Pre-Effective Amendment No. 4 to Registration Statement on Form S-1 (File No. 333-255266) is being filed solely for the purpose of filing Exhibit 23.4, and no changes or additions are being made hereby to the prospectus which forms a part of the Registration Statement. Accordingly, the prospectus and other parts of the Registration Statement have been omitted from this filing.

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Item 16. Exhibits

(a) The exhibits listed in the following Exhibit Index are filed as part of this Registration Statement.

Exhibit Number	Description of Exhibit
1.1**	Form of Underwriting Agreement
2.1**	Agreement and Plan of Merger Infusionz LLC
2.2**

Securities Purchase Agreement, dated as of April 26, 2019, by and among the Company, Steam Distribution, LLC, HAVZ, LLC, One Hit Wonder, Inc., One Hit Wonder Holdings, LLC, Robert Hackett and Nikolaos Voudouris

3.1**	Articles of Incorporation of Registrant, as amended
3.2**	Bylaws of Registrant, as amended
4.1**	Convertible Promissory Note, dated October 3, 2019, issued by Registrant in favor of Jeff M. Bishop
4.2**	Convertible Promissory Note, dated October 3, 2019, issued by Registrant in favor of Kyle Dennis
4.3**	Convertible Promissory Note, dated October 17, 2019, issued by Registrant in favor of Jason Bond
4.4**	Promissory Note, Paycheck Protection Program, dated April 28, 2020, issued by Registrant in favor of Bank of the West
4.5**	Loan Authorization and Agreement, dated May 30, 2020, by and between Registrant and the U.S. Small Business Administration
4.6**	Form of Stock Certificate
4.7**	Promissory Note, Paycheck Protection Program, dated May 13, 2020, issued by Infusionz LLC in favor of Newtek Small Business Finance, LLC
4.8**	Form of Representative’s Warrant Agreement
4.9**	Form of 2021 Convertible Promissory Note
5.1**	Opinion of Greenberg Traurig, LLP
10.1†**	Grove, Inc. 2019 Incentive Stock Plan (Amended and Restated as of February 8, 2021)
10.2†**	Form of Nonqualified Stock Option Agreement
10.3**	Securities Purchase Agreement, dated as of April 29, 2019, by and between the Registrant and Allan Marshall
10.4**	Securities Purchase Agreement, dated as of February 2, 2021, by and between the Registrant and Allan Marshall
10.5†**	Employment Agreement dated February 1, 2021 between the Company and Andrew J.
10.6†**	Employment Agreement dated March 15, 2021 between the Company and Allan Marshall
10.7†**	Executive Employment Agreement dated May 3, 2021 between the Company and Robert Hackett
10.8**	Audit Committee Charter
10.9**	Compensation Committee Charter
10.10**	Nominating Committee Charter
14.1**	Code of Business Conduct and Ethics
14.2**	Whistleblower Policy
16.1**	Letter of RBSM LLP
21.1**	Subsidiaries of the Registrant
23.1**	Consent of Auditors
23.2**	Consent of Auditors
23.3**	Consent of Greenberg Traurig, LLP (included in Exhibit 5.1)
23.4	Consent of Auditors
24.1**	Powers of Attorney (included on Signature Page)

__________________

*To be filed by amendment

** Previously filed

†Indicates management contract or compensatory plan

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Henderson, State of Nevada, on June 9, 2021.

GROVE, INC.

By:	/s/ Allan Marshall
Allan Marshall Chief Executive Officer (Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Allan Marshall	Chief Executive Officer and Chairman of the Board	June 9, 2021
Allan Marshall	(Principal Executive Officer)

*		June 9, 2021
Robert Hackett	President

/s/ Andrew J. Norstrud	Chief Financial Officer and Director	June 9, 2021
Andrew J. Norstrud	(Principal Financial and Accounting Officer)

*	Director	June 9, 2021
Gene Salkind

*	Director	June 9, 2021
Thomas C. Williams

*	Director	June 9, 2021
Lawrence H. Dugan

*By:	/s/ Andrew J. Norstrud
Andrew J. Norstrud
Attorney-in-Fact

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